Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Second Quarter 2014 Diluted EPS of $4.72, or $4.89 as adjusted

•	19% AUM growth from the second quarter of 2013
•	$38.0 billion of long-term net inflows for the second quarter of 2014
•	32% operating income growth (15% as adjusted) from the second quarter of 2013
•	40.4% operating margin (42.4% as adjusted) for the second quarter of 2014
•	13% diluted EPS growth (18% as adjusted) from the second quarter of 2013
•	Consistent capital management with $250 million of quarterly share repurchases

FINANCIAL RESULTS

(in millions, except per share data)	Q2 2014	Q2 2013	Change		Q1 2014	Change		Six Months Ended June 30,		Change
								2014	2013
AUM	$4,593,612	$3,857,007	19%		$4,400,925	4%		$4,593,612	$3,857,007	19%
GAAP basis:
Revenue	$2,778	$2,482	12%		$2,670	4%		$5,448	$4,931	10%
Operating income	$1,122	$849	32%		$1,051	7%		$2,173	$1,758	24%
Operating margin	40.4%	34.2%	620	bps	39.4%	100	bps	39.9%	35.7%	420	bps
Net income(1)	$808	$729	11%		$756	7%		$1,564	$1,361	15%
Diluted EPS	$4.72	$4.19	13%		$4.40	7%		$9.12	$7.81	17%
Weighted average diluted shares	171.2	173.9	(2%)		171.9	—%		171.5	174.3	(2%)
As Adjusted:
Operating income(2)	$1,133	$982	15%		$1,062	7%		$2,195	$1,903	15%
Operating margin(2)	42.4%	41.3%	110	bps	41.4%	100	bps	41.9%	40.6%	130	bps
Net income(1) (2)	$837	$722	16%		$762	10%		$1,599	$1,359	18%
Diluted EPS(2)	$4.89	$4.15	18%		$4.43	10%		$9.32	$7.80	19%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (5) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 through 16 for more information on as adjusted items and the reconciliation to GAAP.

New York, July 16, 2014 — BlackRock, Inc. (NYSE:BLK) today reported financial results for the three and six months ended June 30, 2014.

“In the second quarter, we saw strong revenue growth driven by a combination of robust organic revenue gains and market tailwinds. Our results, with revenue up 12% and as adjusted EPS up 18% year-over-year, once again demonstrate the benefits of our diverse platform,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “During the quarter we generated 4% annualized organic growth or $38.0 billion in long-term net new business. We continue to execute on long-term growth strategies by focusing on key industry trends impacting our clients, including ETFs, alternatives, retirement, outcomes and solutions.

“We saw $13.1 billion of long-term net inflows in Retail as we continued to raise our brand profile, evolve our product set and deepen our distribution relationships. Retail flows were driven by clients’ interest in efficient beta and our outcome-oriented strategies – including multi-asset, alternatives and unconstrained fixed income offerings. This included $3.0 billion in flows to our unconstrained Strategic Income Opportunities fund and $1.1 billion to our Multi-Asset Income fund.

“iShares flows of $30.4 billion led the industry in market share for the quarter. Liquidity-oriented investors increased their participation in rising developed and emerging markets, while buy-and-hold investors continued to access our Core Series product suite, which attracted $5.5 billion in the US alone this quarter.

“Among institutional clients, we continued to see strong interest in our multi-asset class offerings, such as our LifePath target-date suite and fiduciary mandates, as well as illiquid alternatives, where we again raised more than $1 billion in commitments.

“BlackRock remains committed to top quartile performance across all of our investment products. Our active fixed income product suite continues to excel, with 90% of taxable assets above benchmark or peer median for the three-year period. Similarly strong investment track records in our scientific active equity, alternatives and index businesses are delivering results for our clients and position us well for future growth. While performance in fundamental equities remains challenged, we continue to make substantial investments to restructure this business and remain confident in our new teams, their processes and the future outlook for growth over time.

“Looking ahead to the second half of 2014, our commitment to alpha generation, product innovation and broad-based distribution positions us well to drive results for our clients and shareholders. The depth of our platform is built on the quality of our people and the strength of our culture, and I want to once again thank BlackRock employees for their commitment to helping our clients build better financial futures.”

RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q2 2014 Net flows	June 30, 2014 AUM	Q2 2014 Base Fees(1)	June 30, 2014 AUM % of Total	Q2 2014 Base Fees(1) % of Total
Retail	$13,128	$534,502	$823	12%	35%
iShares	30,445	993,832	817	23%	35%
Institutional:
Active	1,013	970,433	470	23%	20%
Index	(6,562)	1,795,938	251	42%	10%

Total institutional	(5,549)	2,766,371	721	65%	30%

Total long-term	$38,024	$4,294,705	$2,361	100%	100%

RESULTS BY PRODUCT

(in millions), (unaudited)	Q2 2014 Net flows	June 30, 2014 AUM	Q2 2014 Base Fees(1)	June 30, 2014 AUM % of Total	Q2 2014 Base Fees(1) % of Total
Equity	$9,707	$2,462,585	$1,338	57%	56%
Fixed income	21,255	1,340,725	539	31%	23%
Multi-asset	6,795	374,473	300	9%	13%
Alternatives	267	116,922	184	3%	8%

Total long-term	$38,024	$4,294,705	$2,361	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows of $27.4 billion and $13.7 billion from clients in the Americas and EMEA, respectively, were partially offset by net outflows of $3.1 billion from Asia-Pacific clients. At June 30, 2014, BlackRock managed 60% of long-term AUM for investors in the Americas and 40% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the second quarter of 2014 is presented below.

•	Retail long-term net inflows of $13.1 billion included net inflows of $4.2 billion in the United States and $8.9 billion internationally. Flows were led by fixed income net inflows of $10.1 billion, which reflected strong interest in unconstrained fixed income offerings, including $3.0 billion of net inflows into our Strategic Income Opportunities fund. Equity net inflows of $1.5 billion were driven by strong flows into European index mutual funds. Multi-asset class net inflows were led by our Multi-Asset Income fund which raised over $1 billion of net new assets. Alternative U.S. mutual funds generated $0.7 billion in net inflows.

•	iShares® long-term net inflows of $30.4 billion included U.S. and European iShares net inflows of $23.1 billion and $8.2 billion, respectively. Equity net inflows totaled $20.6 billion, with strength in both developed and emerging markets. Fixed income net inflows of $9.5 billion represented the leading share of fixed income industry ETF flows for the quarter. The U.S. Core Series generated $5.5 billion of net inflows.

•	Institutional active long-term net inflows of $1.0 billion were led by multi-asset class net inflows of $5.3 billion, which reflected ongoing demand for our LifePath® target-date suite and fiduciary mandate wins. Equity net outflows of $4.5 billion included fundamental net outflows of $2.4 billion and scientific net outflows of $2.1 billion. Alternatives net outflows of $0.6 billion included $0.9 billion of capital successfully returned to investors.

•	Institutional index long-term net outflows of $6.6 billion were driven by equity net outflows of $7.9 billion related to client asset allocation decisions.

Cash management AUM increased 2% to $268.4 billion.

Advisory AUM decreased 4% to $30.5 billion due to disposition portfolio liquidations. The execution of these liquidations contributed to BlackRock Solutions® and advisory revenue in the quarter.

INVESTMENT PERFORMANCE AT JUNE 30, 2014(1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	83%	90%	91%
Tax-exempt	69%	70%	72%
Index products within or above applicable tolerance	97%	98%	98%
Equity:
Actively managed products above benchmark or peer median
Fundamental	35%	47%	49%
Scientific	81%	93%	93%
Index products within or above applicable tolerance	95%	97%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 17 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, July 16, 2014 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 68909181). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Wednesday, July 16, 2014 and ending at midnight on Wednesday, July 30, 2014. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 68909181. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At June 30, 2014, BlackRock’s AUM was $4.594 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of June 30, 2014, the firm had approximately 11,600 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Three Months Ended June 30,			Three Months Ended March 31,
	2014	2013	Change	2014	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,434	$2,177	$257	$2,291	$143
Investment advisory performance fees	115	89	26	158	(43)
BlackRock Solutions and advisory	146	138	8	154	(8)
Distribution fees	18	18	—	19	(1)
Other revenue	65	60	5	48	17

Total revenue	2,778	2,482	296	2,670	108

Expense
Employee compensation and benefits	948	864	84	982	(34)
Distribution and servicing costs	89	90	(1)	89	—
Amortization of deferred sales commissions	14	12	2	15	(1)
Direct fund expense	187	162	25	179	8
General and administration	377	465	(88)	313	64
Amortization of intangible assets	41	40	1	41	—

Total expense	1,656	1,633	23	1,619	37

Operating income	1,122	849	273	1,051	71
Nonoperating income (expense)
Net gain (loss) on investments	45	141	(96)	76	(31)
Net gain (loss) on consolidated variable interest entities	28	(23)	51	(16)	44
Interest and dividend income	3	4	(1)	10	(7)
Interest expense	(60)	(53)	(7)	(53)	(7)

Total nonoperating income (expense)	16	69	(53)	17	(1)

Income before income taxes	1,138	918	220	1,068	70
Income tax expense	297	212	85	324	(27)

Net income	841	706	135	744	97
Less:
Net income (loss) attributable to noncontrolling interests	33	(23)	56	(12)	45

Net income attributable to BlackRock, Inc.	$808	$729	$79	$756	$52

Weighted-average common shares outstanding
Basic	168,712,221	170,648,731	(1,936,510)	169,081,421	(369,200)
Diluted	171,150,153	173,873,583	(2,723,430)	171,933,803	(783,650)
Earnings per share attributable to BlackRock, Inc. common stockholders (5)
Basic	$4.79	$4.27	$0.52	$4.47	$0.32
Diluted	$4.72	$4.19	$0.53	$4.40	$0.32
Cash dividends declared and paid per share	$1.93	$1.68	$0.25	$1.93	$—
Supplemental information:
AUM (end of period)	$4,593,612	$3,857,007	$736,605	$4,400,925	$192,687
Shares outstanding (end of period)	168,363,315	170,285,093	(1,921,778)	169,138,109	(774,794)
GAAP:
Operating margin	40.4%	34.2%	620 bps	39.4%	100 bps
Effective tax rate	26.8%	22.5%	430 bps	30.0%	(320) bps
As adjusted:
Operating income (1)	$1,133	$982	$151	$1,062	$71
Operating margin (1)	42.4%	41.3%	110 bps	41.4%	100 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	($20)	$12	($32)	$26	($46)
Net income attributable to BlackRock, Inc. (3) (4)	$837	$722	$115	$762	$75
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4) (5)	$4.89	$4.15	$0.74	$4.43	$0.46
Effective tax rate	24.8%	27.3%	(250) bps	30.0%	(520) bps

See pages 13-16 for the reconciliation to GAAP and notes (1) through (5) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Six Months Ended
	June 30,
	2014	2013	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$4,725	$4,306	$419
Investment advisory performance fees	273	197	76
BlackRock Solutions and advisory	300	264	36
Distribution fees	37	35	2
Other revenue	113	129	(16)

Total revenue	5,448	4,931	517

Expense
Employee compensation and benefits	1,930	1,769	161
Distribution and servicing costs	178	181	(3)
Amortization of deferred sales commissions	29	24	5
Direct fund expense	366	323	43
General and administration	690	796	(106)
Amortization of intangible assets	82	80	2

Total expense	3,275	3,173	102

Operating income	2,173	1,758	415
Nonoperating income (expense)
Net gain (loss) on investments	121	203	(82)
Net gain (loss) on consolidated variable interest entities	12	4	8
Interest and dividend income	13	10	3
Interest expense	(113)	(107)	(6)

Total nonoperating income (expense)	33	110	(77)

Income before income taxes	2,206	1,868	338
Income tax expense	621	496	125

Net income	1,585	1,372	213
Less:
Net income (loss) attributable to noncontrolling interests	21	11	10

Net income attributable to BlackRock, Inc.	$1,564	$1,361	$203

Weighted-average common shares outstanding
Basic	168,895,801	170,973,462	(2,077,661)
Diluted	171,540,018	174,268,870	(2,728,852)
Earnings per share attributable to BlackRock, Inc. common stockholders (5)
Basic	$9.26	$7.96	$1.30
Diluted	$9.12	$7.81	$1.31
Cash dividends declared and paid per share	$3.86	$3.36	$0.50
Supplemental information:
AUM (end of period)	$4,593,612	$3,857,007	$736,605
Shares outstanding (end of period)	168,363,315	170,285,093	(1,921,778)
GAAP:
Operating margin	39.9%	35.7%	420 bps
Effective tax rate	28.4%	26.7%	170 bps
As adjusted:
Operating income (1)	$2,195	$1,903	$292
Operating margin (1)	41.9%	40.6%	130 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$6	$15	($9)
Net income attributable to BlackRock, Inc. (3) (4)	$1,599	$1,359	$240
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4) (5)	$9.32	$7.80	$1.52
Effective tax rate	27.4%	29.1%	(170) bps

See pages 13-16 for the reconciliation to GAAP and notes (1) through (5) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	March 31, 2014	Net subscriptions (redemptions)	Market change	FX impact (1)	June 30, 2014	Average AUM (2)
Retail:
Equity	$208,238	$1,524	$6,006	$701	$216,469	$211,420
Fixed income	160,448	10,132	2,027	65	172,672	166,365
Multi-asset	121,548	1,031	3,703	110	126,392	123,650
Alternatives	18,483	441	59	(14)	18,969	18,891

Retail subtotal	508,717	13,128	11,795	862	534,502	520,326
iShares:
Equity	723,973	20,636	28,447	997	774,053	746,481
Fixed income	188,022	9,474	2,678	345	200,519	195,811
Multi-asset	1,437	133	48	6	1,624	1,529
Alternatives	16,948	202	480	6	17,636	17,108

iShares subtotal	930,380	30,445	31,653	1,354	993,832	960,929
Institutional:
Active:
Equity	132,374	(4,515)	4,746	1,175	133,780	132,447
Fixed income	509,692	852	10,814	2,307	523,665	516,970
Multi-asset	223,865	5,257	9,285	800	239,207	231,654
Alternatives	73,723	(581)	409	230	73,781	73,662

Active subtotal	939,654	1,013	25,254	4,512	970,433	954,733
Index:
Equity	1,283,349	(7,938)	56,886	5,986	1,338,283	1,305,563
Fixed income	430,852	797	6,101	6,119	443,869	438,521
Multi-asset	6,381	374	432	63	7,250	6,721
Alternatives	6,273	205	(26)	84	6,536	6,406

Index subtotal	1,726,855	(6,562)	63,393	12,252	1,795,938	1,757,211

Institutional subtotal	2,666,509	(5,549)	88,647	16,764	2,766,371	2,711,944

Long-term	4,105,606	38,024	132,095	18,980	4,294,705	$4,193,199

Cash management	263,533	3,512	380	963	268,388
Advisory (3)	31,786	(2,018)	171	580	30,519

Total	$4,400,925	$39,518	$132,646	$20,523	$4,593,612

Current Quarter Component Changes by Product

	March 31, 2014	Net subscriptions (redemptions)	Market change	FX impact (1)	June 30, 2014	Average AUM (2)
Equity:
Active	$314,850	$(5,342)	$9,835	$1,487	$320,830	$316,479
iShares	723,973	20,636	28,447	997	774,053	746,481
Fixed income:
Active	665,151	9,566	12,749	2,258	689,724	677,946
iShares	188,022	9,474	2,678	345	200,519	195,811
Multi-asset	353,231	6,795	13,468	979	374,473	363,554
Alternatives:
Core	87,865	274	464	155	88,758	88,449
Currency and commodities (4)	27,562	(7)	458	151	28,164	27,618

Subtotal	2,360,654	41,396	68,099	6,372	2,476,521	2,416,338
Non-ETF Index:
Equity	1,309,111	(5,587)	57,803	6,375	1,367,702	1,332,951
Fixed income	435,841	2,215	6,193	6,233	450,482	443,910

Subtotal Non-ETF Index	1,744,952	(3,372)	63,996	12,608	1,818,184	1,776,861

Long-term	$4,105,606	$38,024	$132,095	$18,980	$4,294,705	$4,193,199

(1)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product

	December 31, 2013	Net subscriptions (redemptions)	Market change	FX impact (1)	June 30, 2014	Average AUM (2)
Retail:
Equity	$203,035	$3,707	$8,721	$1,006	$216,469	$207,697
Fixed income	151,475	16,190	4,881	126	172,672	161,335
Multi-asset	117,054	4,668	4,467	203	126,392	121,232
Alternatives	16,213	2,566	190	—	18,969	18,027

Retail subtotal	487,777	27,131	18,259	1,335	534,502	508,291
iShares:
Equity	718,135	21,569	34,222	127	774,053	729,635
Fixed income	178,835	16,098	5,539	47	200,519	190,868
Multi-asset	1,310	244	68	2	1,624	1,454
Alternatives	16,092	292	1,257	(5)	17,636	16,893

iShares subtotal	914,372	38,203	41,086	171	993,832	938,850
Institutional:
Active:
Equity	138,726	(12,548)	6,255	1,347	133,780	134,127
Fixed income	505,109	(6,169)	21,580	3,145	523,665	512,957
Multi-asset	215,276	8,106	14,949	876	239,207	226,396
Alternatives	73,299	(987)	1,083	386	73,781	73,590

Active subtotal	932,410	(11,598)	43,867	5,754	970,433	947,070
Index:
Equity	1,257,799	803	71,702	7,979	1,338,283	1,281,215
Fixed income	406,767	10,778	18,749	7,575	443,869	427,788
Multi-asset	7,574	(1,233)	776	133	7,250	6,736
Alternatives	5,510	667	253	106	6,536	6,177

Index subtotal	1,677,650	11,015	91,480	15,793	1,795,938	1,721,916

Institutional subtotal	2,610,060	(583)	135,347	21,547	2,766,371	2,668,986

Long-term	4,012,209	64,751	194,692	23,053	4,294,705	$4,116,127

Cash management	275,554	(8,920)	505	1,249	268,388
Advisory (3)	36,325	(5,791)	407	(422)	30,519

Total	$4,324,088	$50,040	$195,604	$23,880	$4,593,612

Year-to-Date Component Changes by Product

	December 31, 2013	Net subscriptions (redemptions)	Market change	FX impact (1)	June 30, 2014	Average AUM (2)
Equity:
Active	$317,262	$(12,257)	$13,951	$1,874	$320,830	$315,594
iShares	718,135	21,569	34,222	127	774,053	729,635
Fixed income:
Active	652,209	8,108	26,279	3,128	689,724	669,229
iShares	178,835	16,098	5,539	47	200,519	190,868
Multi-asset	341,214	11,785	20,260	1,214	374,473	355,818
Alternatives:
Core	85,026	2,208	1,269	255	88,758	87,362
Currency and commodities (4)	26,088	330	1,514	232	28,164	27,325

Subtotal	2,318,769	47,841	103,034	6,877	2,476,521	2,375,831
Non-ETF Index:
Equity	1,282,298	4,219	72,727	8,458	1,367,702	1,307,445
Fixed income	411,142	12,691	18,931	7,718	450,482	432,851

Subtotal Non-ETF Index	1,693,440	16,910	91,658	16,176	1,818,184	1,740,296

Long-term	$4,012,209	$64,751	$194,692	$23,053	$4,294,705	$4,116,127

(1)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing seven months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	June 30, 2013	Net subscriptions (redemptions)	Adjustments (1)	Acquisitions (2)	Market change	FX impact (3)	June 30, 2014	Average AUM (4)
Retail:
Equity	$161,441	$9,710	$13,066	$—	$28,505	$3,747	$216,469	$192,279
Fixed income	141,541	22,315	3,897	—	4,214	705	172,672	153,028
Multi-asset	99,105	14,111	2,663	—	9,994	519	126,392	114,171
Alternatives	12,292	5,927	—	136	342	272	18,969	16,220

Retail subtotal	414,379	52,063	19,626	136	43,055	5,243	534,502	475,698
iShares:
Equity	577,268	66,754	—	13,021	112,605	4,405	774,053	689,973
Fixed income	180,943	11,112	—	1,294	4,945	2,225	200,519	186,723
Multi-asset	1,107	370	—	—	147	—	1,624	1,326
Alternatives	15,079	(694)	—	1,645	1,543	63	17,636	17,544

iShares subtotal	774,397	77,542	—	15,960	119,240	6,693	993,832	895,566
Institutional:
Active:
Equity	126,425	(20,470)	—	—	23,515	4,310	133,780	132,440
Fixed income	490,490	(687)	—	—	25,642	8,220	523,665	506,559
Multi-asset	180,310	22,454	3,335	—	26,578	6,530	239,207	209,548
Alternatives	64,006	(4,841)	—	10,836	3,010	770	73,781	70,829

Active subtotal	861,231	(3,544)	3,335	10,836	78,745	19,830	970,433	919,376
Index:
Equity	1,107,981	(6,530)	(18,238)	—	233,464	21,606	1,338,283	1,235,124
Fixed income	392,385	13,144	(4,723)	—	19,947	23,116	443,869	415,862
Multi-asset	8,783	(2,931)	—	—	1,145	253	7,250	7,547
Alternatives	5,299	769	—	—	122	346	6,536	5,855

Index subtotal	1,514,448	4,452	(22,961)	—	254,678	45,321	1,795,938	1,664,388

Institutional subtotal	2,375,679	908	(19,626)	10,836	333,423	65,151	2,766,371	2,583,764

Long-term	3,564,455	130,513	—	26,932	495,718	77,087	4,294,705	$3,955,028

Cash management	252,562	9,799	—	—	768	5,259	268,388
Advisory (5)	39,990	(9,231)	—	—	44	(284)	30,519

Total	$3,857,007	$131,081	$—	$26,932	$496,530	$82,062	$4,593,612

Year-over-Year Component Changes by Product

	June 30, 2013	Net subscriptions (redemptions)	Adjustments (1)	Acquisitions (2)	Market change	FX impact (3)	June 30, 2014	Average AUM (4)
Equity:
Active	$280,332	$(16,428)	$—	$—	$49,612	$7,314	$320,830	$306,534
iShares	577,268	66,754	—	13,021	112,605	4,405	774,053	689,973
Fixed income:
Active	631,808	19,563	—	—	29,667	8,686	689,724	656,746
iShares	180,943	11,112	—	1,294	4,945	2,225	200,519	186,723
Multi-asset	289,305	34,004	5,998	—	37,864	7,302	374,473	332,592
Alternatives:
Core	70,227	2,994	—	10,972	3,428	1,137	88,758	82,177
Currency and commodities (6)	26,449	(1,833)	—	1,645	1,589	314	28,164	28,271

Subtotal	2,056,332	116,166	5,998	26,932	239,710	31,383	2,476,521	2,283,016
Non-ETF Index:
Equity	1,115,515	(862)	(5,172)	—	235,872	22,349	1,367,702	1,253,309
Fixed income	392,608	15,209	(826)	—	20,136	23,355	450,482	418,703

Subtotal Non-ETF Index	1,508,123	14,347	(5,998)	—	256,008	45,704	1,818,184	1,672,012

Long-term	$3,564,455	$130,513	$—	$26,932	$495,718	$77,087	$4,294,705	$3,955,028

(1)	Amounts include $19.6 billion of AUM related to fund ranges reclassed from institutional to retail and $6.0 billion of AUM reclassed from non-ETF index equity and fixed income to multi-asset.
(2)	Amounts represent $16.0 billion of AUM acquired in the Credit Suisse ETF franchise acquisition in July 2013 and $11.0 billion of AUM acquired in the MGPA acquisition in October 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

SUMMARY OF REVENUE

(in millions), (unaudited)

	Three Months Ended June 30,			Three Months Ended March 31, 2014		Six Months Ended June 30,
	2014	2013	Change		Change	2014	2013	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$478	$432	$46	$463	$15	$941	$865	$76
iShares	677	584	93	634	43	1,311	1,155	156
Fixed income:
Active	346	322	24	324	22	670	634	36
iShares	122	120	2	113	9	235	236	(1)
Multi-asset	300	253	47	286	14	586	501	85
Alternatives:
Core	161	136	25	159	2	320	272	48
Currency and commodities	23	25	(2)	22	1	45	55	(10)

Subtotal	2,107	1,872	235	2,001	106	4,108	3,718	390
Non-ETF Index:
Equity	183	161	22	158	25	341	301	40
Fixed income	71	61	10	58	13	129	118	11

Subtotal Non-ETF Index	254	222	32	216	38	470	419	51

Long-term	2,361	2,094	267	2,217	144	4,578	4,137	441
Cash management	73	83	(10)	74	(1)	147	169	(22)

Total base fees	2,434	2,177	257	2,291	143	4,725	4,306	419
Investment advisory performance fees:
Equity	31	17	14	22	9	53	34	19
Fixed income	5	9	(4)	8	(3)	13	10	3
Multi-asset	10	3	7	3	7	13	10	3
Alternatives	69	60	9	125	(56)	194	143	51

Total	115	89	26	158	(43)	273	197	76
BlackRock Solutions and advisory	146	138	8	154	(8)	300	264	36
Distribution fees	18	18	—	19	(1)	37	35	2
Other revenue	65	60	5	48	17	113	129	(16)

Total revenue	$2,778	$2,482	$296	$2,670	$108	$5,448	$4,931	$517

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $257 million from the second quarter of 2013 due to higher long-term average AUM. Securities lending fees of $140 million in the current quarter increased $4 million from the second quarter of 2013.

Investment advisory, administration fees and securities lending revenue increased $143 million from the first quarter of 2014 due to higher long-term average AUM, the effect of one additional revenue day in the current quarter and seasonally higher securities lending fees. Securities lending fees increased $35 million from the first quarter of 2014 driven by higher seasonal demand.

•	Performance fees increased $26 million from the second quarter of 2013, primarily reflecting higher fees from equity and alternative products.

Performance fees declined $43 million from the first quarter of 2014, primarily reflecting a large performance fee in the first quarter of 2014 associated with the planned final liquidation of a closed-end mortgage fund.

•	BlackRock Solutions and advisory revenue increased $8 million from the second quarter of 2013 due to higher revenue from Aladdin® mandates. BlackRock Solutions and advisory revenue included $109 million in Aladdin business revenue in the current quarter compared with $98 million in the second quarter of 2013.

•	Other revenue increased $17 million from the first quarter of 2014, primarily due to higher transition management service fees and higher earnings from certain strategic investments.

SUMMARY OF EXPENSE

(in millions), (unaudited)

	Three Months Ended June 30,			Three Months Ended March 31, 2014		Six Months Ended June 30,
	2014	2013	Change		Change	2014	2013	Change
Operating Expense
Employee compensation and benefits	$948	$864	$84	$982	($34)	$1,930	$1,769	$161
Distribution and servicing costs	89	90	(1)	89	—	178	181	(3)
Amortization of deferred sales commissions	14	12	2	15	(1)	29	24	5
Direct fund expense	187	162	25	179	8	366	323	43
General and administration	377	465	(88)	313	64	690	796	(106)
Amortization of intangible assets	41	40	1	41	—	82	80	2

Total Operating Expense	$1,656	$1,633	$23	$1,619	$37	$3,275	$3,173	$102

Highlights

•	Employee compensation and benefits increased $84 million from the second quarter of 2013, reflecting higher headcount and higher incentive compensation driven by higher operating income.

Employee compensation and benefits decreased $34 million from the first quarter of 2014, primarily reflecting lower seasonal employer payroll taxes, partially offset by higher incentive compensation.

•	General and administration expense decreased $88 million from the second quarter of 2013, largely driven by the $124 million expense related to the charitable contribution of approximately six million units of the Company’s equity method investment in PennyMac in the second quarter of 2013 (the “Charitable Contribution”), which has been excluded from as adjusted results. The second quarter of 2014 included higher other expense, including elevated legal and regulatory expense.

General and administration expense increased $64 million from the first quarter of 2014, primarily reflecting the timing of marketing and promotional spend, increased occupancy expense, reflecting a one-time benefit from the reversal of a real estate-related retirement obligation in the first quarter of 2014, which is no longer required to be funded and higher other expense, including elevated legal and regulatory expense.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

(in millions), (unaudited)

	Three Months Ended June 30,			Three Months Ended March 31, 2014		Six Months Ended June 30,
	2014	2013	Change		Change	2014	2013	Change
Nonoperating income (expense), GAAP basis	$16	$69	($53)	$17	($1)	$33	$110	($77)
Less: Net income (loss) attributable to NCI	33	(23)	56	(12)	45	21	11	10

Nonoperating income (expense)(1)	($17)	$92	($109)	$29	($46)	$12	$99	($87)

	Estimated economic investments at June 30, 2014(2)	Three Months Ended June 30,			Three Months Ended March 31, 2014		Six Months Ended June 30,
		2014	2013	Change		Change	2014	2013	Change
Net gain (loss) on investments(1)
Private equity	20-25%	$12	$4	$8	$44	($32)	$56	$23	$33
Real estate	5-10%	8	7	1	2	6	10	10	—
Distressed credit/mortgage funds/opportunistic funds	5-10%	6	4	2	10	(4)	16	23	(7)
Hedge funds/funds of hedge funds	20-25%	8	5	3	11	(3)	19	8	11
Other investments(3)	35-40%	3	2	1	2	1	5	9	(4)

Subtotal		37	22	15	69	(32)	106	73	33
Gain related to the PennyMac IPO		—	39	(39)	—	—	—	39	(39)
Gain related to the Charitable Contribution		—	80	(80)	—	—	—	80	(80)
Investments related to deferred compensation plans		3	—	3	3	—	6	4	2

Total net gain (loss) on investments(1)		40	141	(101)	72	(32)	112	196	(84)
Interest and dividend income		3	4	(1)	10	(7)	13	10	3
Interest expense		(60)	(53)	(7)	(53)	(7)	(113)	(107)	(6)

Net interest expense		(57)	(49)	(8)	(43)	(14)	(100)	(97)	(3)

Total nonoperating income (expense)(1)		(17)	92	(109)	29	(46)	12	99	(87)
Gain related to the Charitable Contribution		—	(80)	80	—	—	—	(80)	80
Compensation expense related to (appreciation) depreciation on deferred compensation plans		(3)	—	(3)	(3)	—	(6)	(4)	(2)

Nonoperating income (expense), as adjusted(1)		($20)	$12	($32)	$26	($46)	$6	$15	($9)

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at June 30, 2014. Economic investment amounts at March 31, 2014 for private equity, real estate, distressed credit/mortgage funds/opportunistic funds, hedge funds/funds of hedge funds and other investments were $292 million, $127 million, $142 million, $327 million and $514 million, respectively. See the 2014 first quarter Form 10-Q for more information.
(3)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.

Highlights

•	Net gains on investments for the current quarter decreased $101 million from the second quarter of 2013. The second quarter of 2013 included a noncash, nonoperating pre-tax gain of $80 million related to the Charitable Contribution, which has been excluded from as adjusted results, and a $39 million gain related to the Company’s interest in PennyMac subsequent to its initial public offering (the “PennyMac IPO”).

Net gains on investments for the current quarter decreased $32 million from the first quarter of 2014 due to the positive impact of the monetization of a non-strategic, opportunistic private equity investment included in the prior quarter.

INCOME TAX EXPENSE

(in millions), (unaudited)

	Three Months Ended June 30,			Three Months Ended March 31, 2014		Six Months Ended June 30,
	2014	2013	Change		Change	2014	2013	Change
Income tax expense	$297	$212	$85	$324	($27)	$621	$496	$125

Highlights

•	The second quarter 2014 GAAP effective income tax rate was 26.8% compared with 22.5% for the second quarter of 2013. The second quarter 2014 GAAP effective income tax rate, as adjusted was 24.8% compared with 27.3% for the second quarter of 2013.

The second quarter 2014 GAAP tax rate included a $23 million net noncash expense, primarily associated with the revaluation of certain deferred tax liabilities arising from the state and local tax effect of changes in the Company’s organizational structure, which has been excluded from the as adjusted results. In addition, the second quarter 2014 GAAP tax rate benefited from an improvement in the geographic mix of earnings and included a $34 million net tax benefit related to several favorable nonrecurring items.

The second quarter 2013 GAAP tax rate included a net tax benefit of approximately $57 million recognized in connection with the Charitable Contribution, which has been excluded from as adjusted results. In addition, the second quarter 2013 GAAP tax rate included a tax benefit of approximately $29 million, primarily due to the realization of loss carryforwards.

ECONOMIC TANGIBLE ASSETS

(in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	June 30, 2014 (Est.)	December 31, 2013
Total balance sheet assets	$227	$220
Separate account assets and separate account collateral held under securities lending agreements	(181)	(177)
Consolidated VIEs/sponsored investment funds	(3)	(3)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$13	$10

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

(in millions), (unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31, 2014
	2014	2013		2014	2013
Operating income, GAAP basis	$1,122	$849	$1,051	$2,173	$1,758
Non-GAAP expense adjustments:
PNC LTIP funding obligation	8	9	8	16	17
Charitable Contribution	—	124	—	—	124
Compensation expense related to appreciation (depreciation) on deferred compensation plans	3	—	3	6	4

Operating income, as adjusted	1,133	982	1,062	2,195	1,903
Closed-end fund launch costs	—	—	—	—	16
Closed-end fund launch commissions	—	—	—	—	2

Operating income used for operating margin measurement	$1,133	$982	$1,062	$2,195	$1,921

Revenue, GAAP basis	$2,778	$2,482	$2,670	$5,448	$4,931
Non-GAAP adjustments:
Distribution and servicing costs	(89)	(90)	(89)	(178)	(181)
Amortization of deferred sales commissions	(14)	(12)	(15)	(29)	(24)

Revenue used for operating margin measurement	$2,675	$2,380	$2,566	$5,241	$4,726

Operating margin, GAAP basis	40.4%	34.2%	39.4%	39.9%	35.7%

Operating margin, as adjusted	42.4%	41.3%	41.4%	41.9%	40.6%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 15 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

(in millions), (unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31, 2014
	2014	2013		2014	2013
Nonoperating income (expense), GAAP basis	$16	$69	$17	$33	$110
Less: Net income (loss) attributable to NCI	33	(23)	(12)	21	11

Nonoperating income (expense), net of NCI	(17)	92	29	12	99
Gain related to Charitable Contribution	—	(80)	—	—	(80)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(3)	—	(3)	(6)	(4)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	($20)	$12	$26	$6	$15

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 16 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

(in millions, except per share data), (unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31, 2014
	2014	2013		2014	2013
Net income attributable to BlackRock, Inc., GAAP basis	$808	$729	$756	$1,564	$1,361
Non-GAAP adjustments, net of tax:(4)
PNC LTIP funding obligation	6	6	6	12	11
Income tax changes	23	—	—	23	—
Amount related to the Charitable Contribution	—	(13)	—	—	(13)

Net income attributable to BlackRock, Inc., as adjusted	$837	$722	$762	$1,599	$1,359

Diluted weighted-average common shares outstanding(5)	171.2	173.9	171.9	171.5	174.3
Diluted earnings per common share, GAAP basis(5)	$4.72	$4.19	$4.40	$9.12	$7.81
Diluted earnings per common share, as adjusted(5)	$4.89	$4.15	$4.43	$9.32	$7.80

See notes (3) through (5) to the Condensed Consolidated Statements of Income and Supplemental Information on page 16 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems nonrecurring, recurring infrequently or transactions that ultimately will not impact BlackRock’s book value. Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. The second quarter of 2013 included a $124 million expense related to the Charitable Contribution that has been excluded from operating income, as adjusted due to its nonrecurring nature and because the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment is reported in nonoperating income (expense). Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

•	Operating margin, as adjusted, allows BlackRock to compare performance from period to period by adjusting for items that may not recur, recur infrequently or may have an economic offset in nonoperating income (expense). BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenue and expense.

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted:

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results that impact book value. During the second quarter of 2013, the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted due to its nonrecurring nature and because the more than offsetting associated Charitable Contribution expense of $124 million is reported in operating income.

(3) Net income attributable to BlackRock, Inc., as adjusted:

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (1) Operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the Charitable Contribution.

The three and six months ended June 30, 2014 included a $23 million net noncash tax expense primarily related to the revaluation of certain deferred tax liabilities. The resulting increase in income taxes has been excluded from net income attributable to BlackRock, Inc., as adjusted, as these items will not have a cash flow impact and to ensure comparability among periods presented. The three and six months ended June 30, 2013 included a tax benefit of approximately $57 million recognized in connection with the Charitable Contribution. The tax benefit has been excluded from net income attributable to BlackRock, Inc., as adjusted due to the nonrecurring nature of the Charitable Contribution.

(4) For each period presented, the non-GAAP adjustments related to the PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The three and six months ended June 30, 2014 included a $23 million net noncash tax expense primarily related to the revaluation of certain deferred tax liabilities. The three and six months ended June 30, 2013 included a tax benefit of approximately $57 million recognized in connection with the Charitable Contribution.

(5) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere, in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of June 30, 2014 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of May 31, 2014. The performance data does not include accounts terminated prior to June 30, 2014 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for U.S. retail, institutional and high net worth separate accounts as well as EMEA institutional separate accounts, and net-of-fee for European domiciled retail funds. The performance tracking shown for institutional index accounts is based on gross-of-fee performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of June 30, 2014 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.